Exhibit 10.92

MONEYGRAM INTERNATIONAL, INC.

2005 OMNIBUS INCENTIVE PLAN

GLOBAL STOCK APPRECIATION RIGHT AGREEMENT

This Stock Appreciation Right Agreement (this “Agreement”) is made effective as of [            ], 20[        ] (the “Grant Date”) between MoneyGram International, Inc., a Delaware corporation (the “Company”), and [            ] (the “Holder”). Each capitalized term used but not defined in this Agreement shall have the meaning assigned to that term in the Company’s 2005 Omnibus Incentive Plan (the “Plan”).

WHEREAS, in connection with the Holder’s employment with the Company, the Company desires to grant to the Holder Stock Appreciation Rights (“SARs”), which entitle the Holder to any per share appreciation between the fair market value of the Company’s Common Stock (the “Common Stock”) on the Grant Date (the “SARs Price”), subject to appropriate adjustment as may be determined by the Committee from time to time in accordance with Section 8 of this Agreement and the closing sale price of the Company’s Common Stock on the exercise date of the SAR on the New York Stock Exchange, subject to the terms and conditions of this Agreement, including any country-specific appendix thereto (the “Appendix”), and the Plan;

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Grant of SARs.

Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Holder on the Grant Date, SARs equivalent to [            ] shares of Common Stock.

2. Term of SARs and Exercisability.

(a) The term of the SARs shall be for a period of ten years from the Grant Date, terminating at the close of business on [            ], 20[        ] (the “Expiration Date”) or such shorter period as is prescribed in Sections 4 and 5 of this Agreement. Subject to the provisions of Sections 3, 4 and 5 of this Agreement, the SARs shall vest and become exercisable as follows:

Vesting Date	Aggregate Percentage Vested

[insert vesting schedule]

There shall be no partial vesting during any period. Except as set forth in Section 4 hereof, if the Holder’s employment with the Company or any of its Subsidiaries is terminated on or prior to the fourth anniversary of the Grant Date, the unvested portion of the SARs shall be forfeited as described in Section 4 hereof.

(b) For purposes of this Agreement, “Subsidiary” shall mean any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

3. Effect of Change in Control.

Notwithstanding the vesting provisions contained in Section 2 above, but subject to the other terms and conditions contained in this Agreement, from and after a Change in Control (as defined below) the following provisions shall apply:

(a) If at the time of the Change in Control, the per share Fair Market Value of the Common Stock does not exceed the per share SARs Price, then the SARs, whether vested or unvested, shall immediately terminate in full and be of no further force or effect; and

(b) If at the time of the Change in Control, the per share Fair Market Value of the Common Stock exceeds the SARs Price, then the Committee, in its sole discretion, may:

(i) provide the Holder a reasonable amount of time (such period of time to be determined by the Committee in its sole discretion) to exercise the vested and unexercised portion of the SARs that is outstanding at the time of the Change in Control and, if not exercised within such period, have the SARs terminate in full and be of no further force or effect with respect to any unexercised portion of such SARs (and the unvested portion of the SARs shall be forfeited);

(ii) provide for the termination of the SARs in exchange for payment to the Holder of the excess of (x) the aggregate Fair Market Value of the Common Stock issuable pursuant to the vested portion of the SARs that is outstanding and unexercised at the time of the Change in Control over (y) the aggregate SARs Price for such vested portion of the SARs (and the unvested portion of the appropriate adjustment as may be determined by the Committee from time to time in accordance with Section 8 shall be forfeited); or

(iii) if the Change in Control involves the merger or consolidation of the Company with or into another entity, provide for the substitution by the surviving entity or its direct or indirect parent of awards with substantially the same terms as the SARs in accordance with Section 409A of the United States Internal Revenue Code of 1986, as amended, and Section 4(c) of the Plan.

(c) Notwithstanding the other provisions of this Section 3, if a Change in Control occurs, and after giving effect thereto (i) the Common Stock no longer trades on a United States securities exchange or trading market, and (ii) the Holder’s employment is terminated by the Company or any of its Subsidiaries without Cause (as defined in Section 4 below) or the Holder terminates his or her employment with “Good Reason” (as such term is defined below) in each case following the occurrence of such Change in Control, then any portion of the SARs outstanding as of the termination of employment but not previously vested shall automatically accelerate and become vested.

“Good Reason” with respect to the Holder shall mean following a Change in Control: (A) a material reduction in the Holder’s position or responsibilities from the Holder’s position or responsibilities in effect immediately prior to such Change in Control, excluding for this purpose an isolated, insubstantial or inadvertent action not taken in bad faith; (B) a material reduction in the Holder’s base salary or target bonus opportunity, if any, as in effect immediately prior to such Change in Control, except in connection with an across-the-board reduction of not more than 10% applicable to similarly situated employees of the Company, or (C) the reassignment, without the Holder’s consent, of the Holder’s place of work to a location more than 50 miles from the Holder’s place of work immediately prior to the Change in Control; provided that none of the events described in clauses (A), (B) and (C) shall constitute Good Reason hereunder unless (x) the Holder shall have given written notice to the Company of the Holder’s intent to terminate his or her employment with Good Reason within sixty (60) days following the occurrence of any such event and (y) the Company shall have failed to remedy such event within thirty (30) days of the Company’s receipt of such notice.

(d) For purposes of this Agreement, notwithstanding the definition of Change in Control in any other agreement or plan that may be applicable to the Holder, “Change in Control” shall mean (i) a sale, transfer or other conveyance or disposition, in any single transaction or series of transactions, of all or substantially all of the Company’s assets, (ii) the transfer of more than 50% of the outstanding securities of the Company, calculated on a fully-diluted basis, to an entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the United States Securities Exchange Act of 1934 (the “Exchange Act”)), or (iii) the merger, consolidation reorganization, recapitalization or share exchange of the Company with another entity, in each case in clauses (ii) and (iii) above under circumstances in which the holders of the voting power of the outstanding securities of the Company, as the case may be, immediately prior to such transaction, together with such holders’ affiliates and related parties, hold less than 50% in voting power of the outstanding securities of the Company or the surviving entity or resulting entity, as the case may be, immediately following such transaction; provided, however, that the issuance of securities by the Company shall not, in any event, constitute a Change in Control, and for the avoidance of doubt a sale or other transfer or series of transfers of all or any portion of the securities of the Company held by the Investors and their affiliates and related parties shall not constitute a Change in Control unless such sale or transfer or series of transfers results in a entity or group (as defined in the Exchange Act) other than the Investors and their affiliates and related parties holding more than 50% in voting power of the outstanding securities of the Company.

For purposes hereof, “Investors” shall mean the “Investors” as defined in that certain Amended and Restated Purchase Agreement, dated March 17, 2008, by and between the Company and the other parties thereto, and their respective affiliates (not including the Company).

4. Effect of Termination of Employment.

If the Holder’s employment is terminated, the following shall apply:

(a) if the Holder’s employment with the Company or any of its Subsidiaries is terminated for Cause (as defined below), any portion of the SARs that has not been exercised on the date of the Holder’s termination of employment, whether vested or unvested, shall be immediately forfeited;

(b) if the Holder’s employment with the Company or any of its Subsidiaries is terminated by the Company without Cause or the Holder terminates his employment with Good Reason, any portion of the SARs that has not vested on the date of the Holder’s termination of employment shall be forfeited, and any portion of the SARs that has vested may be exercised until the earlier of (i) the Expiration Date and (ii) the date that is one hundred eighty (180) days after the date of the Holder’s termination of employment;

(c) if the Holder resigns without Good Reason or for any reason other than death or Disability (as defined below), any portion of the SARs that has not vested on the date of the Holder’s termination of employment shall be immediately forfeited, and any portion of the SARs that has vested may be exercised until the earlier of (i) the Expiration Date, or (ii) the date that is thirty (30) days after the date of the Holder’s termination of employment;

(d) if the Holder’s employment with the Company or any of its Subsidiaries is terminated due to a Disability, any portion of the SARs that has not vested on the date of the Holder’s termination of employment and that does not vest pursuant to Section 4(f) shall be forfeited, and any portion of the SARs that has vested, or that vests pursuant to Section 4(f) below, may be exercised until the earlier of (i) the Expiration Date and (ii) the date that is twelve (12) months after the later of the date of the Holder’s termination due to Disability or the date of any subsequent vesting pursuant to Section 4(f) below; and

(e) if the Holder’s employment with the Company or any of its Subsidiaries is terminated due to death, any portion of the SARs that has not vested on the date of the Holder’s termination of employment and that does not vest pursuant to Section 4(f) shall be forfeited, and any portion of the SARs that has vested, or that vests pursuant to Section 4(f) below, may be exercised by the Holder’s personal representative or the administrators of the Holder’s estate or by any Person or Persons to whom the SARs have been transferred by will or the applicable laws of descent and distribution until the earlier of (i) the Expiration Date and (ii) the date that is twelve (12) months after the later of the date of the Holder’s death or the date of any subsequent vesting pursuant to Section 4(f) below.

(f) if the Holder’s employment with the Company or any of its Subsidiaries is terminated due to a Disability (as defined below) or death, then (x) upon such termination, the portion of such SARs that otherwise, absent such termination, would vest during the 12-month period following the date of such termination shall vest on the date of termination. The number of SARs deemed exercisable upon termination shall be calculated after giving effect to the acceleration of vesting specified in this clause (f).

For purposes of this Agreement, termination of the Holder’s employment (whether or not in breach of any local employment law in the country where the Holder resides, and whether or not later found to be invalid) shall be effective as of the date that the Holder is no longer actively providing Services and will not be extended by any notice period mandated under an employment law or practice in the country where the Holder resides, even if otherwise applicable to the Holder’s employment benefits (e.g., active employment would not include a period of “garden leave” or similar period); furthermore, in the event of termination of the Holder’s employment, the Holder’s right to vest in the or exercise the SARs after termination of employment, if any, will be measured by the date the Holder ceases to provide active services and will not be extended by any notice period describe above; the Committee shall have the exclusive discretion to determine when the Holder is no longer actively employed for purposes of the SARs.

For purposes of this Agreement, “Cause” shall mean (A) the Holder’s willful refusal to carry out, in all material respects, the reasonable and lawful directions of the person or persons to whom the Holder reports or the Board that are within the Holder’s control and consistent with the Holder’s status with the Company of its Subsidiary and his or her duties and responsibilities hereunder (except for a failure that is attributable to the Holder’s illness, injury or Disability) for a period of 10 days following written notice by the Company or its Subsidiary to the Holder of such failure, (B) fraud or material dishonesty in the performance of the Holder’s duties hereunder, (C) an act or acts on the Holder’s part constituting (x) a felony under the laws of the United States or any state thereof, (y) a misdemeanor involving moral turpitude or (z) a material violation of the securities laws of the United States or any state thereof, (D) an indictment of the Holder for a felony under the laws of the United States or any state thereof, (E) the Holder’s willful misconduct or gross negligence in connection with the Holder’s duties which could reasonably be expected to be injurious in any material respect to the financial condition or business reputation of the Company as determined in good faith by the Board, (F) the Holder’s material breach of the Company’s Code of Ethics, Always Honest policy or any other code of conduct in effect from time to time to the extent applicable to the Holder, and which breach could reasonably be expected to have a material adverse effect on the Company as determined in good faith by the Board, or (G) the Holder’s breach of the Employee Trade Secret, Confidential Information and Post-Employment Restriction Agreement (the “Post-Employment Restriction Agreement”) which breach has an adverse effect on the Company or its Subsidiaries.

For purposes of this Agreement, “Disability” shall mean that the Holder becomes physically or mentally incapacitated and is therefore unable for a period of six (6) consecutive months or for an aggregate of nine (9) months in any twenty-four (24) consecutive month period to perform his or her duties. Any question as to the existence of the Disability of the Holder for purposes of this Agreement as to which the Holder and the Company cannot agree shall be determined in writing by a qualified independent physician mutually acceptable to the Holder and the Company. If the Holder and the Company cannot agree as to a qualified independent physician, each shall appoint such a physician and those two physicians shall select a third who shall make such determination in writing. The determination of Disability made in writing to the Company and the Holder shall be final and conclusive for all purposes of the Agreement

5. Forfeiture and Repayment Provisions.

(a) Failure to properly execute the Agreement (and each other document required to be executed by the Holder in connection with the Holder’s receipt of the SARs) in a timely manner following the Grant Date may result in the forfeiture of the SARs, as determined in the sole discretion of the Company.

(b) The right to exercise the SARs shall be conditional upon the fact that the Holder has read and understood the forfeiture and repayment provisions set forth in this Section 5, that the Holder has not engaged in any misconduct or acts contrary to the Company as described below, and that the Holder has no intent to leave employment with the Company or any of its Subsidiaries for the purpose of engaging in any activity or providing any services which are contrary to the spirit and intent of the Post-Employment Restriction Agreement.

(c) The Company is authorized to suspend or terminate the SARs held by the Holder prior to or after termination of employment if the Holder engages in any conduct agreed to be avoided pursuant to the Post-Employment Restriction Agreement. If, at any time during the applicable restriction period described in the Post-Employment Restriction Agreement, the Holder engages in any conduct agreed to be avoided pursuant to the Post-Employment Restriction Agreement, then any gain (without regard to tax effects) realized by the Holder from the exercise of the SARs, in whole or in part, shall be paid by the Holder to the Company. The Holder consents to the deduction from any amounts the Company or any of its Subsidiaries owes to the Holder to the extent of the amounts the Holder owes the Company hereunder.

(d) Misconduct.

(i) The Company is authorized to suspend or terminate the SARs held by the Holder prior to or after termination of employment if the Company reasonably determines that during the Holder’s employment with the Company or any of its Subsidiaries:

(1) The Holder knowingly participated in misconduct that causes a misstatement of the financial statements of the Company or any of its Subsidiaries or misconduct which represents a material violation of any code of ethics of the Company applicable to the Holder or of the Always Honest compliance program or similar program of the Company; or

(2) The Holder was aware of and failed to report, as required by any code of ethics of the Company applicable to the Holder or by the Always Honest compliance program or similar program of the Company, misconduct that causes a misstatement of the financial statements of the Company or any of its Subsidiaries or misconduct which represents a material violation of any code of ethics of the Company applicable to the Holder or of the Always Honest compliance program or similar program of the Company.

(ii) If, at any time after the Holder exercises the SARs, in whole or in part, the Company reasonably determines that the provisions of Section 5(c) applies to the Holder, then any gain (without regard to tax effects) realized by the Holder from such exercise shall be paid by the Holder to the Company. The Holder consents to the deduction from any amounts the Company or any of its Subsidiaries owes to the Holder to the extent of the amounts the Holder owes the Company under this Section 5.

6. Method of Exercising SARs; Settlement of SARs.

(a) Subject to the terms and conditions of this Agreement, the Holder may exercise the SARs by following the procedures established by the Company from time to time. In addition, the Holder may exercise the SARs by written notice to the Company as provided in Section 9(k) of this Agreement that states (i) the Holder’s election to exercise the SARs, (ii) the Grant Date of the SARs, (iii) the SARs equivalent to the number of shares as to which the SARs are being exercised, and (iv) the manner of payment for any Tax-Related Items (as defined in Section 7 below) withholding amount. The notice shall be signed by the Holder or the Person or Persons exercising the SARs. The notice shall be accompanied by payment in full of the Tax-Related Items withholding for the SARs equivalent to the number of shares designated in the notice. To the extent that the SARs are exercised after the Holder’s death, the notice of exercise shall also be accompanied by appropriate proof of the right of such Person or Persons to exercise the SARs.

(b) Upon any exercise of the SARs with respect to one share, the Holder shall receive from the Company an amount which is equal to the excess of the closing sale price of the Company’s Common stock at the time of exercise on the New York Stock Exchange as reported in the consolidated transaction reporting system on such date, or if such Exchange is not open for trading on such date, on the most recent preceding date when such Exchange is open for trading, over the SARs price. Such amount will be paid to the Holder, in cash, subject to satisfaction of all Tax-Related Items (as defined in Section 7 hereto).

7. Responsibility for Taxes.

(a) Regardless of any action the Company or the Holder’s employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related items related to the Holder’s participation in the Plan and legally applicable to the Holder (“Tax-Related Items”), the Holder acknowledges that the ultimate liability for all Tax-Related Items is and remains the Holder’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Holder further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the SARs, including, but not limited to, the grant, vesting or exercise of the SARs; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the SARs to reduce or eliminate the Holder’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Holder has become subject to tax in more than one jurisdiction between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, the Holder acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b) Prior to the relevant taxable or tax withholding event, as applicable, the Holder will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Holder authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the following: (i) withholding from the Holder’s wages or other cash compensation paid to the Holder by the Company and/or the Employer; or (ii) withholding from proceeds of the cash acquired at exercise of the SARs.

8. Adjustments.

In the event that the Company engages in a transaction such that any dividend or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company or other similar corporate transaction or event affects the shares covered by the SARs, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Agreement, the terms of the SARs (including, without limitation, the number and kind of shares underlying the SARs and the SARs Price) shall be adjusted as set forth in Section 4(c) of the Plan.

Upon a Change in Control, the Committee may, in its sole discretion, adjust the terms of the SARs (including, without limitation, the number and kind of shares underlying the SARs and the SARs Price) by taking any of the actions permitted under this Agreement and in accordance with Section 4(c) of the Plan.

9. General Provisions.

(a) Interpretations. This Agreement is subject in all respects to the terms of the Plan. A copy of the Plan is available upon the Holder’s request. Terms used herein which are defined in the Plan shall have the respective meanings given to such terms in the Plan, unless otherwise defined herein. In the event that any provision of this Agreement is inconsistent with the terms of the Plan, the terms of the Plan shall govern. Any question of administration or interpretation arising under this Agreement shall be determined by the Committee, and such determination shall be final, conclusive and binding upon all parties in interest.

(b) No Rights as a Shareholder. Neither the Holder nor the Holder’s legal representatives shall have any of the rights and privileges of a shareholder of the Company with respect to the shares of Common Stock subject to the SARs.

(c) Nature of Grant. In accepting the SARs, the Holder acknowledges, understands and agrees that:

(i) the Plan is established voluntarily by the Company, it is discretionary in nature, and may be amended, suspended or terminated by the Company at any time;

(ii) the grant of the SARs is voluntary and occasional and does not create any contractual or other right to receive future grants of SARs, or benefits in lieu of SARs, even if SARs have been granted repeatedly in the past;

(iii) all decisions with respect to future SARs grants, if any, will be at the sole discretion of the Company;

(iv) the Holder’s participation in the Plan shall not create a right to further employment with the Employer and shall not interfere with the ability of the Employer to terminate the Holder’s employment or service relationship (if any) at any time;

(v) the Holder is voluntarily participating in the Plan;

(vi) the SARs acquired under the Plan are not intended to replace any pension rights or compensation;

(vii) the future value of the shares of Common Stock underlying the SARs is unknown, indeterminable and cannot be predicted with certainty;

(viii) if the underlying shares of Common Stock do not increase in value, the SARs will have no value;

(ix) no claim or entitlement to compensation or damages shall arise from forfeiture of the SARs resulting from the Holder’s termination of employment by the Company or the Employer (for any reason whatsoever and whether or not in breach of any employment law in the country where the Holder resides, even if otherwise applicable to the Holder’s employment benefits from the Employer, and whether or not later found to be invalid) and in consideration of the grant of the SARs to which the Holder is otherwise not entitled, the Holder irrevocably agrees never to institute any claim against the Company or the Employer, waives his or her ability, if any, to bring any such claim, and releases the Company and the Employer from any such claim; if, notwithstanding the foregoing, any such claim is allowed by a court of competent jurisdiction, then, by participating in the Plan, the Holder shall be deemed irrevocably to have agreed not to pursue such claim and agrees to execute any and all documents necessary to request dismissal or withdrawal of such claims; and

(x) the following provisions apply only to the Holders providing services outside the United States, as determined by the Company:

(A) the SARs are extraordinary items that are outside the scope of the Holder’s employment or service contract, if any;

(B) the SARs are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer, or any Subsidiary; and

(C) the SARs grant and the Holder’s participation in the Plan will not be interpreted to form an employment or service contract or relationship with the Company or any Subsidiary.

(d) No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Holder’s participation in the Plan. The Holder is hereby advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

(e) Data Privacy.

(i) The Holder hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Holder’s personal data as described in this Agreement and any other SARs grant materials by and among, as applicable, the Employer, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Holder’s participation in the Plan.

(ii) The Holder understands that the Company and the Employer may hold certain personal information about the Holder, including, but not limited to, the Holder’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all SARs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Holder’s favor, for the exclusive purpose of implementing, administering and managing the Plan (“Data”).

(iii) The Holder understands that Data will be transferred to E*Trade Financial Services, or such other stock plan service provider as may be selected by the Company in the future or other stock plan service provider that is selected by the Holder to the extent permitted by the Company in its sole discretion, in each case, that is assisting the Company with the implementation, administration and management of the Plan. The Holder understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Holder’s country. The Holder understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting the Holder’s local human resources representative. The Holder authorizes the Company, E*Trade Financial Services and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purpose of implementing, administering and managing his or her participation in the Plan. The Holder understands that Data will be held only as long as is necessary to implement, administer and manage the Holder’s participation in the Plan. The Holder understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. The Holder understands, however, that refusing or withdrawing his or her consent may affect the Holder’s ability to participate in the Plan. For more information on the consequences of the Holder’s refusal to consent or withdrawal of consent, the Holder understands that he or she may contact his or her local human resources representative.

(f) SARs Not Transferable. Except as otherwise provided by the Plan or by the Committee, the SARs shall not be transferable other than by will or by the laws of descent and distribution and the SARs shall be exercisable during the Holder’s lifetime only by the

Holder or by the Holder’s guardian or legal representative. The SARs may not be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance of the SARs shall be void and unenforceable against the Company or any Subsidiaries.

(g) Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Holder.

(h) Successors and Assigns; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Holder and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the Company and the Holder, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

(i) Headings. Headings are given to the sections and subsections of this Agreement solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Agreement or any provision hereof.

(j) Governing Law; Arbitration. The internal law, and not the law of conflicts, of the State of Minnesota will govern all questions concerning the validity, construction and effect of this Agreement. Any controversy, dispute or claim arising under or in connection with this Agreement (including, without limitation, the existence, validity, interpretation or breach hereof and any claim based on contract, tort or statute) shall be resolved by a binding arbitration, to be held in Minneapolis, Minnesota pursuant to the U.S. Federal Arbitration Act and in accordance with the then-prevailing National Rules of Resolution of Employment Disputes of the American Arbitration Association (the “AAA”). The AAA shall select a sole arbitrator. Each party shall bear its own expenses incurred in connection with arbitration and the fees and expenses of the arbitrator shall be shared equally by the parties involved in the dispute and advanced by them from time to time as required. It is the mutual intention and desire of the parties that the arbitrator be chosen as expeditiously as possible following the submission of the dispute to arbitration. Once such arbitrator is chosen, and except as may otherwise be agreed in writing by the parties involved in such dispute or as ordered by the arbitrator upon substantial justification shown, the hearing for the dispute will be held within sixty (60) days of submission of the dispute to arbitration. The arbitrator shall render his or her final award within sixty (60) days, subject to extension by the arbitrator upon substantial justification shown of extraordinary circumstances, following conclusion of the hearing and any required post-hearing briefing or other proceedings ordered by the arbitrator. Any discovery in connection with arbitration hereunder shall be limited to information directly relevant to the controversy or claim in arbitration. The arbitrator will state the factual and legal basis for the award. The decision of the arbitrator in any such proceeding will be final and binding and not subject to judicial review and final judgment may be entered upon such an award in any court of competent jurisdiction, but entry of such judgment will not be required to make such award effective. Any action against any party hereto ancillary to arbitration, including any action for provisional or conservatory measures or action to enforce an arbitration award or any judgment entered by any court in respect of any thereof may be brought in any federal or state court of competent jurisdiction location within the State of Minnesota, and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of any federal or state court located within the State of Minnesota over any such action. The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any objection which they may now or hereafter have to the laying of venue of any such action brought in such court or any defense of inconvenient forum for the maintenance of such action. Each of the parties hereto agrees that a judgment in any such action may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(k) Notices. The Holder should send all written notices regarding this Agreement or the Plan to the Company at the following address:

MoneyGram International, Inc.

EVP, General Counsel & Secretary

2828 North Harwood Street, 15th Floor

Dallas, TX 75201

(l) Amendments. The Company may amend this Agreement at any time; provided that, subject to Section 8 hereof and Section 7 of the Plan, no such amendment, alteration, suspension, discontinuation or termination shall be made without the Holder’s consent, if such action would materially diminish any of the Holder’s rights under this Agreement. The Company reserves the right to impose other requirements on the SARs, to the extent the Company determines it is necessary or advisable under the laws of the country in which the Holder resides pertaining to the grant or exercise of the SARs, or to facilitate the administration of the Plan.

(m) Entire Agreement. This Agreement, including the Appendix, and the Plan and the other agreements referred to herein and therein and any schedules, exhibits and other documents referred to herein and therein constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and thereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, among the parties hereto, or between any of them, with respect to the subject matter hereof and thereof.

(n) Severability. If any provision of this Agreement is invalid, illegal, or incapable of being enforced by any law, all other provisions of this Agreement shall remain in full force and effect so long as the economic and legal substance of the transactions contemplated hereby are not affected in any manner materially adverse to any party. If any provision of this Agreement is held to be invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

(o) Holder Undertaking. The Holder agrees to take such additional action and execute such additional documents the Company may deem necessary or advisable to carry out or effect one or more of the obligations or restrictions imposed either on the Holder or upon the SARs pursuant to the provisions of this Agreement.

(p) Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

(q) Confidentiality. The Holder agrees to maintain the confidentiality of the existence and terms of the SARs; provided, however, that the Holder may disclose, on a confidential basis, the existence and terms of the SARs to his or her spouse, accountant and legal counsel and to the extent required by law or legal process.

(r) Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to current or future participation in the Plan by electronic means. The Holder hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

(s) Language. If the Holder has received this Agreement, or any other document related to the SARs and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.

(t) Addendum. The SARs shall be subject to any special provisions set forth in the Addendum for the Holder’s country of residence, if any. If the Holder relocates to one of the countries included in the Addendum during the life of the SARs, the special provisions for such country shall apply to the Holder, to the extent the Company determines that the application of such provisions is necessary or under the laws of the country in which the Holder resides pertaining to the grant or exercise of the SARs, or to facilitate the administration of the Plan. The Addendum constitutes part of this Agreement.

* * * * * * * *

By signing below, the Holder accepts the SARs and the terms and conditions in this Agreement and the Plan.

MONEYGRAM INTERNATIONAL, INC.

By:
Title:

HOLDER

Signature:
Print Name: [ ]

[THIS IS THE SIGNATURE PAGE TO THE STOCK APPRECIATION RIGHT

AGREEMENT BETWEEN THE ABOVE-REFERENCED PARTIES]